Exhibit 99.1

Hain Celestial Reports Third Quarter Fiscal Year 2018 Financial Results

Net Sales from Continuing Operations excluding Hain Pure Protein
Increased 8% to $632.7 Million, or 2% on a Constant Currency Basis

Earnings per Diluted Share (“EPS”) from Continuing Operations of $0.24;
Adjusted EPS from Continuing Operations of $0.37

Reiterates Annual Net Sales Outlook and Updates Fiscal 2018 Earnings Guidance
for Continuing Operations excluding Hain Pure Protein

Expects to Complete Divestiture of Hain Pure Protein During First Half of Fiscal 2019

Lake Success, NY, May 8, 2018 - The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today reported financial results for the third quarter ended March 31, 2018. The results contained herein are presented with the Hain Pure Protein operating segment being treated as a discontinued operation given the Company’s previously announced decision to divest the business, which is expected to be completed during the first half of fiscal year 2019.

“The continued strength of our international businesses in the United Kingdom, Europe, Canada and key emerging markets, including India and the Middle East, fueled our third quarter financial results,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Our performance in the United States reflects the ongoing efforts to reduce business complexities and drive greater efficiencies in light of higher freight and commodity inflation. We are taking aggressive action to address the challenging environment, including optimizing our pricing to offset these higher costs. In addition, we are making targeted strategic brand building investments in our top 500 SKUs, where we have gained significant points of distribution, which we expect will result in a higher rate of growth in future periods. Hain Celestial’s global team remains focused on the execution of our long-term strategic priorities and Project Terra cost savings initiatives to enhance stockholder value.”

FINANCIAL HIGHLIGHTS1

Third Quarter Results Summary from Continuing Operations

•
Net sales increased 8% to $632.7 million compared to the prior year period, or 2% on a constant currency basis, primarily reflecting mid- to high single digit net sales increases from the United Kingdom and Rest of World including the Canada and Europe operating segments, partially offset by a low single digit net sales decrease from the United States segment. When adjusted for Foreign Exchange and Acquisitions, Divestitures, and certain other items including the 2017 Project Terra Stock Keeping Unit (“SKU”) rationalization and taking into account the potential impact of the 2018 Project Terra SKU ratonalization[2], net sales would have increased 3% compared to the prior year period.

•	Gross margin of 21.0%; adjusted gross margin of 23.0%.

•	Operating income of $29.3 million; adjusted operating income of $56.0 million.

1 This press release includes certain non‐GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided herein.

2 Refer to “Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Distributions and Other” provided herein.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

•	Net income of $25.2 million, a 23% increase over the prior year period; adjusted net income of $38.6 million, a 6% increase over the prior year period.

•	EBITDA of $51.5 million; Adjusted EBITDA of $73.4 million.

•	EPS of $0.24 compared to $0.31 in the prior year period; Adjusted EPS of $0.37 compared to $0.35 in the prior year period.

THIRD QUARTER OPERATING SEGMENT HIGHLIGHTS FROM CONTINUING OPERATIONS

Hain Celestial United States
Net sales for Hain Celestial United States decreased 3% over the prior year period to $281.1 million; when adjusted for Acquisitions, Divestitures and certain other items, including the 2017 Project Terra SKU rationalization, and taking into account the potential impact of the 2018 Project Terra SKU rationalization2, net sales would have increased 1%. Net sales growth from the Tea and Pure Personal Care platforms was offset by declines in the Better-For-You Snacking, Better-For-You Pantry, Better-For-You Baby and Fresh Living platforms. As previously discussed, the decline in net sales was due in part to the strategic decision to no longer support certain lower margin SKUs in order to reduce complexity and increase gross margin as the Company continues its focus on its top 500 SKUs in the United States. The prior year third quarter results were also impacted by inventory realignment at certain distributor customers. Segment operating income was $25.0 million, a 44% decrease from the prior year period, and adjusted operating income was $35.9 million, a 19% decrease over the prior year period, driven primarily by higher marketing investments to drive future period growth, increased freight and commodity costs and unfavorable mix. The financial results for the current period as well as the prior year third quarter results exclude the United Kingdom operations of the Ella’s Kitchen® brand, thereby eliminating net sales of approximately $24.1 million and $19.0 million, respectively, as these net sales are now reported as part of the United Kingdom reportable segment.

Hain Celestial United Kingdom
Net sales for Hain Celestial United Kingdom increased 19% to $238.3 million over the prior year period, or 5% after adjusting for both Foreign Exchange, Acquisitions and Divestitures and certain other items2. The strong results for the United Kingdom segment were driven by 27% growth from Ella’s Kitchen®, 20% growth from Tilda® and 17% growth from Hain Daniels brands, or 13%, 9%, and 3%, respectively after adjusting for both Foreign Exchange, Acquisitions and Divestitures and certain other items2. Segment operating income was $13.9 million, a decrease of 1% over the prior year period, and adjusted operating income was $20.8 million, an increase of 48% over the prior year period driven by strong contribution from the Hain Daniels brands. As discussed above, the financial results for the current period as well as the prior year third quarter results include the United Kingdom operations of the Ella’s Kitchen® brand, which was previously reported as part of the United States reportable segment.

Rest of World
Net sales for Rest of World increased 15% to $113.3 million over the prior year period, or by 6% on a constant currency basis. Net sales for Hain Celestial Europe grew 25%, or 8% on a constant currency basis, driven by strong performance from the Joya®, Danival®, Natumi® and Tilda® brands as well as own-label products. Net sales for Hain Celestial Canada grew 12%, or 7% on a constant currency basis, driven by strong performance from Yves Veggie Cuisine®, Tilda® and Live Clean® brands as well as the GG UniqueFibre®, Health Valley® and Hollywood® brands under Cultivate. Segment operating income was $11.1 million, an 18% increase over the prior year period, and adjusted operating income was $12.3 million, a 32% increase over the prior year period.

Hain Pure Protein Discontinued Operations
In the third quarter of fiscal year 2018, the results of operations, financial position and cash flows related to the operations of the Hain Pure Protein business segment moved to discontinued operations in the current and prior periods. Net sales for Hain Pure Protein were $118.2 million, relatively flat compared to the prior year period. Segment operating loss was $2.1 million.

Fiscal Year 2018 Guidance

The Company’s previously issued guidance was inclusive of Hain Pure Protein’s results, and therefore, the Company has updated its guidance to exclude Hain Pure Protein. Additionally, the Company updated Adjusted EPS and Adjusted EBITDA guidance for fiscal year 2018 to reflect the results of current operations, continued higher investment in marketing and brand awareness, primarily in the United States, as well as increased freight and certain commodity price headwinds:

	Original Guidance		Less:	Adjusted Guidance		Updated FY 2018 Guidance
	Low	High	Hain Pure Protein	Low	High	Low	High
Net Sales ($M)	$2,967	$3,036	$(533)	$2,434	$2,503	$2,434	$2,503

Adjusted EBITDA ($M)	$340	$355	$(48)	$292	$307	$250	$260

Adjusted EPS (1)	$1.64	$1.75	$(0.25)	$1.39	$1.50	$1.11	$1.18

(1)
Assumes (a) a tax rate of 24%, (b) estimated interest and other expenses of approximately $27 million and (c) estimated depreciation, amortization and stock-based compensation expense of approximately $75 million

Guidance, where adjusted, is provided on a non-GAAP basis, which excludes acquisition-related expenses, integration and restructuring charges, start-up costs, asset impairments charges associated with SKU rationalization, unrealized net foreign currency gains or losses, accounting review and remediation costs and other non-recurring items that have been or may be incurred during the Company’s fiscal year 2018, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

The Company cannot reconcile its expected Adjusted EBITDA to net income or adjusted earnings per diluted share to earnings per share under “Fiscal Year 2018 Guidance” without reasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Effective July 1, 2017, due to changes to the Company’s internal management and reporting structure, the United Kingdom operations of the Ella’s Kitchen® brand, which was previously included within the United States reportable segment, is included in the United Kingdom reportable segment. The prior period segment information contained below has been adjusted to reflect the Company’s new operating and reporting structure.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

(unaudited and dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 3/31/18	$281,052	$238,321	$113,347	$—	$632,720
Net sales - Three months ended 3/31/17	$289,503	$200,976	$98,319	$—	$588,798
% change - FY'18 net sales vs. FY'17 net sales	(2.9)%	18.6%	15.3%		7.5%

OPERATING INCOME
Three months ended 3/31/18
Operating income	$24,974	$13,863	$11,059	$(20,642)	$29,254
Non-GAAP adjustments (1)	10,880	6,895	1,257	7,723	26,755
Adjusted operating income	$35,854	$20,758	$12,316	$(12,919)	$56,009
Operating income margin	8.9%	5.8%	9.8%		4.6%
Adjusted operating income margin	12.8%	8.7%	10.9%		8.9%

Three months ended 3/31/17
Operating income	$44,322	$14,061	$9,362	$(18,124)	$49,621
Non-GAAP adjustments (1)	—	—	—	9,207	9,207
Adjusted operating income	$44,322	$14,061	$9,362	$(8,917)	$58,828
Operating income margin	15.3%	7.0%	9.5%		8.4%
Adjusted operating income margin	15.3%	7.0%	9.5%		10.0%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

(unaudited and dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Nine months ended 3/31/18	$815,013	$698,968	$324,190	$—	$1,838,171
Net sales - Nine months ended 3/31/17	$822,376	$633,439	$284,799	$—	$1,740,614
% change - FY'18 net sales vs. FY'17 net sales	(0.9)%	10.3%	13.8%		5.6%

OPERATING INCOME
Nine months ended 3/31/18
Operating income	$67,696	$37,062	$30,591	$(45,889)	$89,460
Non-GAAP adjustments (1)	22,272	12,970	2,123	14,769	52,134
Adjusted operating income	$89,968	$50,032	$32,714	$(31,120)	$141,594
Operating income margin	8.3%	5.3%	9.4%		4.9%
Adjusted operating income margin	11.0%	7.2%	10.1%		7.7%

Nine months ended 3/31/17
Operating income	$103,045	$31,200	$21,894	$(53,890)	$102,249
Non-GAAP adjustments (1)	6,193	3,754	(110)	22,742	32,579
Adjusted operating income	$109,238	$34,954	$21,784	$(31,148)	$134,828
Operating income margin	12.5%	4.9%	7.7%		5.9%
Adjusted operating income margin	13.3%	5.5%	7.6%		7.7%

(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcasts and Upcoming Presentation
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. Additionally, the Company is scheduled to present at the BMO Annual Farm to Market Conference on Wednesday, May 16, 2018. These events will be webcast, and any accompanying presentations will be available under the Investor Relations section of the Company's website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Better Bean®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Yorkshire Provender™, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Clarks™, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Happy®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “will”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions, or similar words or phrases that are

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

predictions of or indicate future events or trends and that do not relate solely to historical facts. You can also identify forward-looking statements by discussions of the Project Terra strategic initiatives, the Company’s potential divestiture of its Hain Pure Protein business, and our future performance and results of operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company’s beliefs or expectations relating to (i) the Company’s guidance for Fiscal Year 2018; (ii) the Company’s ability to generate growth and optimize pricing to offset higher freight and commodity inflation; (iii) the potential divestiture of the Hain Pure Protein business during the first half of fiscal year 2019; (iv) the Company’s ability to execute long term strategic priorities and Project Terra initiatives to enhance stockholder value; (v) the Company’s ability to simplify its brand portfolio and execute SKU rationalization plans; and the other risks detailed from time-to-time in the Company’s reports filed with the United States Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and our quarterly reports. As a result of the foregoing and other factors, the Company cannot provide any assurance regarding future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including net sales adjusted for the impact of Foreign currency, Acquisitions and Divestitures and certain other items, including SKU rationalization, as applicable in each case, adjusted operating income, adjusted gross margin, adjusted earnings per diluted share, EBITDA, Adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months and nine months ended March 31, 2018 and 2017 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines Operating Free Cash Flow as cash provided by or used in operating activities from continuing operations (a GAAP measure) less capital expenditures. The Company views Operating Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the three months and nine months ended March 31, 2018 and 2017, Operating Free Cash Flow from continuing operations was calculated as follows:

	Three Months Ended		Nine Months Ended
	3/31/2018	3/31/2017	3/31/2018	3/31/2017
	(unaudited and dollars in thousands)
Cash flow provided by operating activities - continuing operations	$38,979	$44,751	$67,370	$163,179
Purchases of property, plant and equipment	(23,683)	(12,884)	(48,368)	(30,650)
Operating Free Cash Flow	$15,296	$31,867	$19,002	$132,529

The Company’s Operating Free Cash Flow from continuing operations was $15.3 million for the three months ended March 31, 2018, a decrease of $16.6 million from the three months ended March 31, 2017. The Company’s Operating Free Cash Flow was $19.0 million for the nine months ended March 31, 2017, a decrease of $113.5 million from the

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

nine months ended March 31, 2017. The decrease in Operating Free Cash Flow was primarily attributable to increased capital expenditures in the current year and an increase in inventories and accounts receivable.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company provides net sales adjusted for constant currency, acquisitions and divestitures, and certain other items, including SKU rationalization, as applicable in each case, to understand the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines EBITDA as net income from continuing operations (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in earnings of equity method investees, stock based compensation expense and unrealized currency gains.  Adjusted EBITDA is defined as EBITDA before acquisition-related expenses, including integration and restructuring charges, and other non-recurring items.  The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

For the three months and nine months ended March 31, 2018 and 2017, EBITDA and Adjusted EBITDA was calculated as follows:

	Three Months Ended		Nine Months Ended
	3/31/2018	3/31/2017	3/31/2018	3/31/2017
	(unaudited and dollars in thousands)
Net income	$12,686	$31,328	$79,635	$67,117
Net (loss) income from discontinued operations	(12,555)	(1,496)	(7,349)	72
Net income from continuing operations	25,241	32,824	86,984	67,045

Provision (benefit) for income taxes	(1,310)	9,149	(11,516)	19,512
Interest expense, net	6,108	4,728	17,535	13,477
Depreciation and amortization	15,074	14,828	45,139	44,735
Equity in net loss (income) of equity-method investees	101	177	(104)	(45)
Stock-based compensation expense	2,936	2,284	10,258	7,519
Long-lived asset impairment	4,839	—	8,290	—
Unrealized currency gains and losses	(1,465)	1,791	(5,170)	(1,486)
EBITDA	51,524	65,781	151,416	150,757

Acquisition related expenses, restructuring, integration and other charges	4,831	2,083	13,750	3,599
Accounting review and remediation costs, net of insurance proceeds	3,313	7,124	6,406	20,089
2018 Project Terra SKU rationalization	4,913	—	4,913	—
Plant closure related costs	3,246	—	3,946	1,804
Losses on terminated chilled desserts contract	2,939	—	6,553	—
Co-packer disruption	952	—	3,692	—
Toys “R” Us bad debt	897	—	897	—
Machine break-down costs	317	—	317	—
Recall and other related costs	273	—	273	809
Litigation expense	235	—	235	—
U.K. start-up costs	—	—	1,155	—
Regulated packaging change	—	—	1,007	—
2017 Project Terra SKU rationalization	—	—	—	5,360
U.K. deferred synergies due to CMA Board decision	—	—	—	918
Adjusted EBITDA	$73,440	$74,988	$194,560	$183,336

Contact:
James Langrock/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(in thousands)

	March 31,	June 30,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$117,152	$137,055
Accounts receivable, net	261,517	225,765
Inventories	399,156	341,995
Prepaid expenses and other current assets	62,635	46,179
Current assets of discontinued operations	315,201	123,787
Total current assets	1,155,661	874,781

Property, plant and equipment, net	314,237	291,866
Goodwill	1,056,954	1,018,892
Trademarks and other intangible assets, net	540,234	521,228
Investments and joint ventures	20,126	18,998
Other assets	33,312	30,235
Noncurrent assets of discontinued operations	—	175,104
Total assets	$3,120,524	$2,931,104

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$214,743	$186,193
Accrued expenses and other current liabilities	111,326	106,727
Current portion of long-term debt	25,677	9,626
Current liabilities of discontinued operations	61,941	37,948
Total current liabilities	413,687	340,494

Long-term debt, less current portion	723,457	740,135
Deferred income taxes	83,402	98,346
Other noncurrent liabilities	24,211	15,975
Noncurrent liabilities of discontinued operations	—	23,322
Total liabilities	1,244,757	1,218,272

Stockholders' equity:
Common stock	1,084	1,080
Additional paid-in capital	1,147,978	1,137,724
Retained earnings	948,457	868,822
Accumulated other comprehensive loss	(115,584)	(195,479)
	1,981,935	1,812,147
Treasury stock	(106,168)	(99,315)
Total stockholders' equity	1,875,767	1,712,832
Total liabilities and stockholders' equity	$3,120,524	$2,931,104

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017

Net sales	$632,720	$588,798	$1,838,171	$1,740,614
Cost of sales	499,707	449,595	1,447,820	1,365,080
Gross profit	133,013	139,203	390,351	375,534

Selling, general and administrative expenses	86,063	76,169	258,586	237,657
Amortization of acquired intangibles	4,713	4,206	13,859	12,887
Acquisition related expenses, restructuring, integration and other charges	4,831	2,083	13,750	2,652
Accounting review and remediation costs, net of insurance proceeds	3,313	7,124	6,406	20,089
Long-lived asset impairment	4,839	—	8,290	—
Operating income	29,254	49,621	89,460	102,249

Interest expense and other financing expenses, net	6,782	5,399	19,543	15,491
Other (income)/expense, net	(1,560)	2,072	(5,447)	246
Income from continuing operations before income taxes and equity in net income of equity-method investees	24,032	42,150	75,364	86,512

Provision (benefit) for income taxes	(1,310)	9,149	(11,516)	19,512
Equity in net loss (income) of equity-method investees	101	177	(104)	(45)
Net income from continuing operations	$25,241	$32,824	$86,984	$67,045
Net (loss) income from discontinued operations, net of tax	(12,555)	(1,496)	(7,349)	72
Net income	$12,686	$31,328	$79,635	$67,117

Net income (loss) per common share:
Basic net income per common share from continuing operations	$0.24	$0.32	$0.84	$0.65
Basic net (loss) income per common share from discontinued operations	(0.12)	(0.01)	(0.07)	—
Basic net income per common share	$0.12	$0.30	$0.77	$0.65

Diluted net income per common share from continuing operations	$0.24	$0.31	$0.83	$0.64
Diluted net (loss) income per common share from discontinued operations	(0.12)	(0.01)	(0.07)	—
Diluted net income per common share	$0.12	$0.30	$0.76	$0.64

Shares used in the calculation of net income per common share:
Basic	103,918	103,687	103,821	103,584
Diluted	104,503	104,246	104,473	104,232

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2018 GAAP	Adjustments	2018 Adjusted	2017 GAAP	Adjustments	2017 Adjusted
Net sales	$632,720	$—	$632,720	$588,798	$—	$588,798
Cost of sales	499,707	(12,640)	487,067	449,595	—	449,595
Gross profit	133,013	12,640	145,653	139,203	—	139,203
Operating expenses (a)	95,615	(5,971)	89,644	80,375	—	80,375
Acquisition related expenses, restructuring and integration charges	4,831	(4,831)	—	2,083	(2,083)	—
Accounting review and remediation costs, integration and other charges, net of insurance proceeds	3,313	(3,313)	—	7,124	(7,124)	—
Operating Income	29,254	26,755	56,009	49,621	9,207	58,828
Interest and other expenses (income), net (b)	5,222	1,465	6,687	7,471	(1,791)	5,680
Provision (benefit) for income taxes	(1,310)	11,946	10,636	9,149	7,480	16,629
Net income from continuing operations	25,241	13,344	38,585	32,824	3,518	36,342
Net (loss) income from discontinued operations, net of tax	(12,555)	12,555	—	(1,496)	1,496	—
Net income	12,686	25,899	38,585	31,328	5,014	36,342

Diluted net income per common share from continuing operations	0.24	0.13	0.37	0.31	0.03	0.35
Diluted net (loss) income per common share from discontinued operations	(0.12)	0.12	—	(0.01)	0.01	—
Diluted net income per common share	0.12	0.25	0.37	0.30	0.05	0.35

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset impairment.
(b) Interest and other expenses (income), net include interest and other financing expenses, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

Detail of Adjustments:
	Three Months Ended March 31,
	2018	2017

2018 Project Terra SKU Rationalization	$4,913	$—
Plant closure related costs	3,246	—
Losses on terminated chilled desserts contract	2,939	—
Co-packer disruption	952	—
Machine break-down costs	317	—
Recall and other related costs	273	—
Cost of sales	12,640	—

Gross profit	12,640	—

Long-lived asset impairment charge associated with plant closure	4,839	—
Toys "R" Us bad debt	897	—
Litigation expenses	235	—
Operating expenses (a)	5,971	—

Acquisition related expenses, restructuring, integration and other charges	4,831	2,083
Acquisition related expenses, restructuring, integration and other charges	4,831	2,083

Accounting review and remediation costs	3,313	7,124
Accounting review and remediation costs, net of insurance proceeds	3,313	7,124

Operating income	26,755	9,207

Unrealized currency (gains) and losses	(1,465)	1,791
Interest and other expenses (income), net (b)	(1,465)	1,791

Income tax related adjustments	(11,946)	(7,480)
Provision (benefit) for income taxes	(11,946)	(7,480)

Net income from continuing operations	$13,344	$3,518

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset impairment.
(b) Interest and other expenses (income), net includes interest and other financing expenses, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Nine Months Ended March 31,
	2018 GAAP	Adjustments	2018 Adjusted	2017 GAAP	Adjustments	2017 Adjusted

Net sales	$1,838,171	$—	$1,838,171	$1,740,614	$—	$1,740,614
Cost of sales	1,447,820	(21,856)	1,425,964	1,365,080	(6,264)	1,358,816
Gross profit	390,351	21,856	412,207	375,534	6,264	381,798
Operating expenses (a)	280,735	(10,122)	270,613	250,544	(3,574)	246,970
Acquisition related expenses, restructuring, integration and other charges	13,750	(13,750)	—	2,652	(2,652)	—
Accounting review and remediation costs, net of insurance proceeds	6,406	(6,406)	—	20,089	(20,089)	—
Operating Income	89,460	52,134	141,594	102,249	32,579	134,828
Interest and other expenses (income), net (b)	14,096	5,170	19,266	15,737	1,486	17,223
Provision (benefit) for income taxes	(11,516)	40,389	28,873	19,512	15,551	35,063
Net income from continuing operations	86,984	6,575	93,559	67,045	15,542	82,587
Net (loss) income from discontinued operations, net of tax	(7,349)	7,349	—	72	(72)	—
Net income	79,635	13,924	93,559	67,117	15,470	82,587

Diluted net income per common share from continuing operations	0.83	0.06	0.90	0.64	0.15	0.79
Diluted net income per common share from discontinued operations	(0.07)	0.07	—	—	—	—
Diluted net income per common share	0.76	0.13	0.90	0.64	0.15	0.79

(a) Operating expenses include amortization of acquired intangibles and selling, general, and administrative expenses and long-lived asset impairment.
(b) Interest and other expenses, net include interest and other financing expenses, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

Detail of Adjustments:
	Nine Months Ended March 31,
	2018	2017

Losses on terminated chilled desserts contract	$6,553	$—
2018 Project Terra SKU rationalization	4,913	—
Plant closure related costs	3,946	464
Co-packer disruption	3,692	—
U.K. start-up costs	1,155	—
Regulated packaging change	1,007	—
Machine break-down costs	317	—
Recall and other related costs	273	73
2017 Project Terra SKU rationalization	—	5,360
U.K. deferred synergies due to CMA Board decision	—	367
Cost of sales	21,856	6,264

Gross profit	21,856	6,264

Long-lived asset impairment charge associated with plant closure	8,290	—
Toys "R" Us bad debt	897	—
Stock compensation acceleration	700	—
Litigation expenses	235	—
Plant closure related costs	—	1,340
U.K. deferred synergies due to CMA Board decision	—	551
Recall and other related costs	—	736
Tilda fire insurance recovery costs and other setup/integration Costs	—	947
Operating expenses (a)	10,122	3,574

Acquisition related expenses, restructuring, integration and other charges	13,750	2,652
Acquisition related expenses, restructuring, integration and other charges	13,750	2,652

Accounting review and remediation costs, net of insurance proceeds	6,406	20,089
Accounting review and remediation costs, net of insurance proceeds	6,406	20,089

Operating income	52,134	32,579

Unrealized currency (gains) and losses	(5,170)	(1,486)
Interest and other expenses, net (b)	(5,170)	(1,486)

Income tax related adjustments	(40,389)	(15,551)
Provision (benefit) for income taxes	(40,389)	(15,551)

Net income from continuing operations	$6,575	$15,542

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset impairment.
(b) Interest and other expenses (income), net includes interest and other financing expenses, net and other (income)/expense, net

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Three months ended 3/31/18	$632,720	$238,321	$113,347
Impact of foreign currency exchange	(34,732)	(25,516)	(9,216)
Net sales on a constant currency basis - Three months ended 3/31/18	$597,988	$212,805	$104,131

Net sales - Three months ended 3/31/17	$588,798	$200,976	$98,319
Net sales growth on a constant currency basis	1.6%	5.9%	5.9%

Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other

	Hain Consolidated	United States	United Kingdom	Rest of World
Net sales on a constant currency basis - Three months ended 3/31/18	$597,988	$281,052	$212,805	$104,131

Net sales - Three months ended 3/31/17	$588,798	$289,503	$200,976	$98,319
Acquisitions	6,581	—	6,208	373
Divestitures	(2,617)	(2,617)	—	—
Castle contract termination	(4,335)	—	(4,335)	—
2017 Project Terra SKU rationalization	(3,994)	(3,994)	—	—
2018 Project Terra SKU rationalization	(13,264)	(11,989)	—	(1,275)
Inventory realignment	7,497	7,497	—	—
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 3/31/17	$578,666	$278,400	$202,849	$97,417
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other	3.3%	1.0%	4.9%	6.9%

	Hain Daniels	Hain Celestial Canada	Hain Celestial Europe	Ella's Kitchen	Tilda
Net sales growth - Three months ended 3/31/18	17.2%	11.7%	25.1%	26.6%	19.6%
Impact of foreign currency exchange	(13.1)%	(4.9)%	(16.7)%	(14.0)%	(10.7)%
Impact of acquisitions	(4.3)%	0.0%	0.0%	0.0%	0.0%
Impact of castle contract termination	3.0%	0.0%	0.0%	0.0%	0.0%
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 3/31/18	2.8%	6.8%	8.4%	12.5%	8.8%

THE HAIN CELESTIAL GROUP, INC.
Historical Quarterly Adjusted EBITDA From Continuing Operations
(unaudited and in thousands)

	Three Months Ended
	12/31/2017	9/30/2017	6/30/2017
	(dollars in thousands)
Net income	$47,103	$19,846	$313
Net income from discontinued operations	3,973	1,233	1,817
Net income (loss) from continuing operations	43,130	18,613	(1,504)

Provision (benefit) for income taxes	(17,690)	7,484	2,954
Interest expense, net	5,817	5,609	4,914
Depreciation and amortization	14,919	15,147	14,832
Equity in net income of equity-method investees	(194)	(11)	(84)
Stock based compensation expense	4,158	3,164	2,139
Long-lived asset and tradename impairment	3,449	—	40,452
Unrealized currency (gains) and losses	(287)	(3,419)	14,056
EBITDA	53,302	46,587	77,759

Acquisition related expenses, restructuring, integration and other charges	4,070	4,850	6,095
Accounting review and remediation costs, net of insurance proceeds	4,451	(1,358)	9,473
Losses on terminated chilled desserts contract	2,142	1,472	2,583
U.K. start-up costs	422	737	—
Co-packer disruption	1,567	1,173	—
Regulated packaging change	1,007	—	—
Plant closure related costs	700	—	—
Realized currency gain on repayment of GBP denominated debt	—	—	(14,290)
Adjusted EBITDA	$67,661	$53,461	$81,620